Exhibit 5.2

lawyers@saul.com www.saul.com 364876.00011

May 10, 2017

Select Income REIT

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458

Re:                             4.250% Senior Notes Due 2024

Ladies and Gentlemen:

We have acted as Maryland counsel to Select Income REIT, a Maryland real estate investment trust (the “Company”), in connection with its Registration Statement on Form S-3 filed on November 26, 2014, Reg. No. 333-200620 (the “Registration Statement”).  The Registration Statement relates to the proposed public offering of securities of the Company that may be offered and sold by the Company from time to time, in one or more series, together or separately, as set forth in the Prospectus (as hereinafter defined), and as may be set forth in one or more supplements to the Base Prospectus (as hereinafter defined).  This opinion letter is rendered in connection with certain matters of Maryland law arising out of the sale and issuance of $350,000,000 aggregate principal amount of the Company’s 4.250% Senior Notes Due 2024 (collectively, the “Notes”), in an underwritten public offering covered by the Registration Statement, pursuant to an underwriting agreement (the “Underwriting Agreement”), dated May 10, 2017, by and among the Company, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC (collectively, and together with the several underwriters named in Schedule A of the Underwriting Agreement, the “Underwriters”), as further described in the Prospectus.  The Notes will be issued pursuant to an Indenture, dated February 3, 2015 (the “Senior Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, to be dated May 15, 2017, by and between the Company and the Trustee (the “Supplemental Indenture”; together with the Senior Indenture, the “Indenture”).  This opinion is rendered pursuant to Item 9.01 of Form 8-K and Item 601(b)(5) of Regulation S-K.

500 E. Pratt Street • Suite 900 • Baltimore, MD 21202-3133

Phone: (410) 332-8600 • Fax: (410) 332-8862

DELAWARE MARYLAND MASSACHUSETTS NEW JERSEY NEW YORK PENNSYLVANIA WASHINGTON, DC
A DELAWARE LIMITED LIABILITY PARTNERSHIP

Select Income REIT

May 10, 2017

As a basis for our opinions, we have examined the following documents (collectively, the “Documents”):

(i)                                     the Registration Statement, as filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and as amended, modified and superseded by the incorporation by reference of the Company’s filings with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

(ii)                                  the prospectus dated November 26, 2014 contained in the Registration Statement (the “Base Prospectus”);

(iii)                               the preliminary prospectus supplement, dated May 10, 2017, as filed by the Company with the Commission pursuant to Rule 424(b) under the Act, and as amended, modified and superseded by the incorporation by reference of the Company’s filings with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act (the “Preliminary Prospectus”);

(iv)                              the Issuer Free Writing Prospectus, dated May 10, 2017, as filed by the Company with the Commission pursuant to Rule 433 under the Act;

(v)                                 the Prospectus Supplement, dated May 10, 2017, in the form to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act, and as amended, modified and superseded by the incorporation by reference of the Company’s filings with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act (together with the Base Prospectus, the “Prospectus”) (the Registration Statement and the Prospectus shall be collectively referred to herein as, the “Registration Package”);

(vi)                              the executed Senior Indenture;

(vii)                           the form of Supplemental Indenture;

(viii)                        the form of 2024 global note attached as Exhibit A to the form of Supplemental Indenture; and

(ix)                              the executed Underwriting Agreement.

Also, as a basis for these opinions, we have examined the originals or certified copies of the following:

(i)                                     a Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland (the “SDAT”) dated May 8, 2017;

(ii)                                  a certified copy of the Articles of Amendment and Restatement of the Company as filed with the SDAT on March 9, 2012 (the “Original Declaration of Trust”);

Select Income REIT

May 10, 2017

(iii)                               certified copies of the Articles of Amendment of the Company as filed with the SDAT on June 27, 2013 and September 2, 2014 (together with the Original Declaration of Trust, the “Declaration of Trust”);

(iv)                              a certified copy of the Amended and Restated Bylaws of the Company dated September 7, 2016 (the “Bylaws”);

(v)                                 resolutions of the Board of Trustees of the Company adopted by written consent on May 8, 2017 (the “Board of Trustee Resolutions”);

(vi)                              resolutions of the Pricing Committee of the Board of Trustees of the Company adopted at a meeting held on May 10, 2017 (together with the Board of Trustee Resolutions, the “Resolutions”);

(vii)                           a certificate of the Secretary of the Company as to the authenticity of the Declaration of Trust and Bylaws of the Company, the incumbency of the officers of the Company, the Resolutions, and other matters that we have deemed necessary and appropriate; and

(viii)                        such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a)                                 that all signatures on the Documents and any other documents submitted to us for examination are genuine;

(b)                                 the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(c)                                  that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered;

(d)                                 the legal capacity of all natural persons signing or executing any documents, whether on behalf of themselves or other persons;

(e)                                  that all persons signing or executing Documents on behalf of any party (other than the Company) are duly authorized;

(f)                                   that all representations, warranties, statements and information contained in the Documents are accurate and complete;

(g)                                  that there will be no changes in applicable law between the date of this

Select Income REIT

May 10, 2017

opinion and any date of issuance or delivery of the Notes;

(h)                                 that at the time of delivery of the Notes, all contemplated additional actions shall have been taken, and the authorization of the Notes will not have been modified or rescinded;

(i)                                     that the issuance, execution and delivery of the Notes, and the compliance by the Company with the terms of the Notes and Indenture, will not violate any then-applicable law or result in a default under, breach of, or violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company; and

(j)                                    that the consideration proposed to be received for the issuance and sale of the Notes will be deemed by a court of competent jurisdiction to have been duly received by the Company.

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of the Secretary of the Company, and have assumed that the Secretary’s certificate and representations continue to remain true and complete as of the date of this letter.  We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1.                                      The Company is a real estate investment trust duly formed, validly existing and in good standing under the laws of the State of Maryland.

2.                                      The issuance of the Notes has been duly authorized and, when issued and delivered by the Company against payment therefor pursuant to the Resolutions and otherwise in accordance with the Registration Package, Underwriting Agreement and Indenture, the Notes will be validly issued.

In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

(i)                                     We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland.  We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.

(ii)                                  We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

Select Income REIT

May 10, 2017

(iii)                               We express no opinion on the application of federal or state securities laws to the transactions contemplated in the Documents.

The opinions expressed in this letter are furnished only with respect to the transactions contemplated by the Documents.  The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Company’s current report on Form 8-K, filed with the Commission on the date hereof, and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Saul Ewing LLP

SAUL EWING LLP